Exhibit 3.3

(TRANSLATION)

REGULATIONS OF

THE BOARD OF CORPORATE AUDITORS

OF

TOYOTA MOTOR CORPORATION

Established: September 27, 1994

As last amended on August 4, 2006

Article 1.    (Regulations of the Board of Corporate Auditors)

Except as provided for by laws, ordinances or the Articles of Incorporation, the matters relating to the Board of Corporate Auditors of the Corporation shall be governed by the provisions of these Regulations.

Article 2.    (Composition)

The Board of Corporate Auditors shall be composed of all the Corporate Auditors.

Article 3.    (Person Authorized to Convene the Meeting and Notice of Meeting)

1. A meeting of the Board of Corporate Auditors shall be convened by the Corporate Auditor who has been determined in advance by a resolution of the meeting thereof; provided, however, that other Corporate Auditors shall not be prevented from convening the meetings.

2. In order to convene a meeting of the Board of Corporate Auditors, the Corporate Auditor referred to in the preceding paragraph shall dispatch a notice thereof to each Corporate Auditor at least three (3) days before the date of the meeting. In the case of urgency, however, such period may be shortened.

3. Notwithstanding the provision of the preceding paragraph, a meeting of the Board of Corporate Auditors may be held without going through the convening procedure, if consented to by all the Corporate Auditors.

Article 4.    (Chairmanship and Method of Adopting Resolutions)

1. Chairmanship of a meeting of the Board of Corporate Auditors shall be assumed by the Corporate Auditor who has been determined in advance by a resolution of the meeting thereof.

2. Resolutions of the Board of Corporate Auditors shall be adopted at its meeting by a majority of the Corporate Auditors.

3. The following matters may be adopted by a unanimous resolution of the Board of Corporate Auditors instead of the consent of all the Corporate Auditors:

(1) Dismissal of an Accounting Auditor in accordance with Article 340 of the Corporation Act;

(2) Consent to a submission, by Directors, of the agenda of a general meeting of shareholders or a meeting of the Board of Directors concerning the exemption of Directors from their liabilities (including any amendment to the Articles of Incorporation for such purpose) in accordance with Articles 425 to 427 of the Corporation Act; and

(3) Consent to the participation of the Corporation in legal actions relating to the pursuit of liabilities, etc. in order for it to support the Director in such actions in accordance with Article 849, Paragraph 2 of the Corporation Act.

Article 5.    (Matters for Resolution)

1. The following matters shall be subject to the resolution of the Board of Corporate Auditors:

(1) Matters provided for by laws or ordinances;

(2) Matters provided for in the Articles of Incorporation; and

(3) Other important matters pertaining to the execution of their duties by Corporate Auditors.

Article 6.    (Matters to Be Reported)

1. Corporate Auditors shall make reports to the Board of Corporate Auditors on the following matters:

(1) Matters provided for by laws or ordinances; and

(2) Other matters the Board of Corporate Auditors may deem necessary.

2. Directors and/or Accounting Auditors shall report matters provided for by laws or ordinances to the Board of Corporate Auditors.

3. Notwithstanding the provisions of the preceding two (2) paragraphs, with respect to matters notified to be reported to the Board of Corporate Auditors, the Corporate Auditors, Directors or Accounting Auditors shall not be required to report such matters to the Board of Corporate Auditors when such matters are notified to all the Corporate Auditors.

Article 7.    (Preparation of Audit Report)

1. Pursuant to laws or ordinances, the Board of Corporate Auditors shall prepare an audit report upon deliberation based on the audit reports prepared by each Corporate Auditor.

2. Any Corporate Auditor may make note of his/her opinion in the audit report prepared by the Board of Corporate Auditors if the details of his/her audit report differ from those of the Board of Corporate Auditors referred to in the preceding paragraph.

Article 8.    (Minutes)

1. Pursuant to laws or ordinances, minutes shall be prepared each time a meeting of the Board of Corporate Auditors is held.

2. With regards to the matters not required to be reported to the Board of Corporate Auditors pursuant to Article 6, Paragraph 3 hereof, a Corporate Auditor, separately appointed, shall prepare the minutes thereon pursuant to laws or ordinances.

SUPPLEMENTARY PROVISIONS

Article 1.    (Effective Date)

These Regulations shall become effective as of May 1, 2006. Provided, however, that the preparation of the audit report regarding the fiscal year ending March 2006 shall remain as before.

Article 2.    (Amendment to these Regulations)

Any amendment to these Regulations shall require a resolution of the Board of Corporate Auditors.

MATTERS TO BE SUBMITTED TO

THE BOARD OF CORPORATE AUDITORS

(Note)	The Act: the Corporation Act
The Enforcement Regulations: the Enforcement Regulations of the Corporation Act
The Accounting Regulations: the Corporation Accounting Regulations

1. Matters Requiring Resolution (Matters in relation to Article 5 of the Regulations of the Board of Corporate Auditors)

(1) Matters provided for in laws or ordinances

Items	Relevant Articles of Applicable Law

(1) Principles and execution plan of auditing	Article 390 (2)(c) of the Act

(2) Request for reports on the execution of the duties of Corporate Auditors to the Board of Corporate Auditors	Article 390 (4) of the Act

(3) Consent to the following actions taken by Directors

(i) Submitting proposed resolution concerning the appointment of a Corporate Auditor or a substitute Corporate Auditor to a general meeting of shareholders	Articles 343 (1) and (3), and 329 (2) of the Act

(ii) Submitting proposed resolution concerning the appointment of an Accounting Auditor to a general meeting of shareholders	Article 344 (1)(a) of the Act

(iii) Making the dismissal of an Accounting Auditor the agenda of a general meeting of shareholders	Article 344 (1)(b) of the Act

(iv) Making the non-reappointment of an Accounting Auditor the agenda of a general meeting of shareholders	Article 344 (1)(c) of the Act

(v) Deciding the remuneration, etc of an Accounting Auditor or a person who is to temporarily acting as an Accounting Auditor	Article 399 (1) and (2) of the Act

(4) Request for Directors to take the following actions

(i) Making the appointment of a Corporate Auditor or a substitute Corporate Auditor the agenda of a general meeting of shareholders	Article 343 (2) and (3) of the Act

(ii) Submitting proposed resolution concerning the appointment of a Corporate Auditor or a substitute Corporate Auditor to a general meeting of shareholders	Article 343 (2) and (3) of the Act

(iii) Submitting proposed resolution concerning the appointment of an Accounting Auditor to a general meeting of shareholders	Article 344 (2)(a) of the Act

(iv) Making the appointment or the dismissal of an Accounting Auditor the agenda of a general meeting of shareholders	Article 344 (2)(b) of the Act

Items	Relevant Articles of Applicable Law

(v) Making the non-reappointment of an Accounting Auditor the agenda of a general meeting of shareholders	Article 344 (2)(c) of the Act

(5) Election of a Corporate Auditor to be in charge of reporting the dismissals of any Accounting Auditors to a general meeting of shareholders	Article 340 (3) and (4) of the Act

(6) Appointment and dismissal of any persons who are to temporarily acting as an Accounting Auditor	Article 346 (4), (5) and (6) of the Act

(7) Election and dismissal of a full-time Corporate Auditor	Article 390 (2)(b) of the Act

(8) Election and dismissal of a Specific Corporate Auditor (Tokutei-kansayaku)	Article 132 (5)(b)(i) of the Enforcement Regulations, Article 158 (5)(b)(i) of the Accounting Regulations

(2) Matters provided for in the Articles of Incorporation

Items	Relevant Articles of the Articles of Incorporation
(1) Amendment to the Regulations of the Board of Corporate Auditors	Article 26 (3) of the Articles of Incorporation

(3) Other important matters pertaining to execution of the duties of Corporate Auditors

Items
(1) Election of a Chairman of the Board of Corporate Auditors

(2) Election of a person authorized to convene a meeting of the Board of Corporate Auditors

(3) Election of a Corporate Auditor to be in charge of obtaining prior consent with respect to changes of the organization and personnel matters regarding the audit office

(4) Prior approval of auditing services and non-audit services pursuant to Section 202 of Sarbanes-Oxley Act

2. Matters to Be Reported (Matters in relation to Article 6 of the Regulations of the Board of Corporate Auditors)

(1) Matters provided for by laws or ordinances

Items	Relevant Articles of Applicable Law

(1) Matters to be reported by Corporate Auditors • Execution of the duties of Corporate Auditors	Article 390 (4) of the Act

(2) Matters to be reported by Directors • Any facts which may cause serious damage to the Corporation	Article 357 (1) and (2) of the Act

(3)    Matters to be reported by Accounting Auditors

•        Unjust acts or material facts in violation of laws, ordinances or the Articles of Incorporation in relation to the execution of the duties of Directors

Article 397 (1) and (3) of the Act

(2) Other matters deemed necessary by the Board of Corporate Auditors